EXHIBIT 10.5

                                LICENSE AGREEMENT

This LICENSE AGREEMENT (the "Agreement"), dated as of this _29th_ day of July, 1997, is by and between CASINO AMERICA, INC., a Delaware corporation ("Licensor"), and ISLE OF CAPRI BLACK HAWK L.L.C., a Colorado limited liability company ("Licensee") and is effective as of the Closing Date, as defined in the Amended and Restated Operating Agreement of the Licensee of even date.

      Whereas, Licensor and Licensee are parties to an Amended and Restated Management Agreement of even date (the "Management Agreement"), pursuant to which Licensor will manage the business operations of the Casino Facility;

      Whereas, Licensee desires to use the name "Isle of Capri" as part of its company name and to use such name and the other trade or service marks set forth on Exhibit A hereto or such other names or trade or service marks used in connection with other Isle of Capri casinos or hotels facilities (each, a "Mark," collectively, the "Marks") in connection with the operation of the Casino Facility;

      Whereas, Licensor is willing to license the use of the Marks, subject to the terms and limitations contained herein.

      NOW, THEREFORE, in consideration of the payment of $2.00 to Licensor by Licensee, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual promises and covenants herein contained, Licensor and Licensee agree as follows:

      1. Except as otherwise provided herein, all capitalized terms shall have the respective meanings ascribed to them in the Management Agreement.

      2. Licensee hereby acknowledges that Licensor is the sole owner of all right, title and interest in and to the Marks as used in connection with the operation of the Casino Facility, and that Licensee's rights to use the Marks derive solely from and are limited to this Agreement.

      3. Licensor hereby grants to Licensee the non-exclusive license to use the Marks solely in connection with the operation of the Casino Facility. Licensee agrees not to use the Marks in any other business. Licensee's rights hereunder shall extend only to operations in the city of Blackhawk, Colorado and to the promotion and marketing of Licensee's gaming activities in a manner generally consistent with the marketing and promotional activities of Licensor and its Affiliates. All use of the Marks shall inure to the benefit of Licensor. Licensor agrees that during the term of this Agreement, it shall, upon request of Licensee, promptly license to Licensee any of its service marks or trade names, whether existing as of the date of this Agreement or acquired subsequently, which are, or become, used in connection with any gaming facility operating under

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the Marks, on the terms and conditions set forth herein, and, upon request of
Licensee, shall amend Exhibit A accordingly.

      4. Licensor or its authorized representatives shall have the right to inspect the services provided by Licensee in connection with the Marks, at any reasonable time with prior notice to Licensee. If Licensor reasonably determines that Licensee has directly caused any aspect of such services, or Licensee's use of the Marks, in connection with the promotion, marketing or provision of the services, to not be used reasonably consistently with Licensors use thereof, in all material respects, so as to cause it to not materially comply with Licensor's quality standards or Licensor's requirements regarding the appearance of the Marks, and such non-compliance was not the result of Licensor, then Licensor shall notify Licensee in writing specifying such deficiencies. If Licensee fails to correct all such deficiencies to Licensor's reasonable satisfaction within a reasonable time, but not more than 60 days from receipt of notice of such deficiency, then Licensor may provide Licensee notice for breach or nonperformance as provided in paragraph 8.

      5. Licensee agrees to display and use the Marks only in a manner (I) reasonably consistent with the use of the Marks by Licensor or other licensees of Licensor, and (II) which does not unreasonably diminish the value of the Marks. If Licensee desires to use the Marks in a manner not reasonably consistent with the use by Licensor or other licensees of Licensor, Licensee shall first submit such change to Licensor for its approval.

      6. Licensee will not register or attempt to register any of the Marks as any part of its own name or marks, and will cooperate as reasonably requested by Licensor in connection with any registration by Licensor of any of the Marks. Licensee will promptly inform Licensor of any infringement of any of the Marks or of any protest by others to Licensee concerning its use of any Mark, in each case, to the best of its knowledge, and will cooperate with Licensor in all reasonable respects in connection with any litigation, administrative proceedings or protests which Licensor deems reasonably desirable in connection with the protection of or maintenance of rights to make decisions concerning the initiation, defense, compromise or settlement of any action involving any Mark; provided, however, that Licensee will be fully indemnified and held harmless for complying with this sentence.

      7. Licensor represents and warrants that it has all right, title and interest in and to the Marks and the right to license the Marks, to enter into this Agreement, and to agree to the terms and conditions of this Agreement. Licensor shall not assign or transfer any of its right, title or interest in any of the marks to any party, unless such assignment or transfer is subject to the terms hereof or such party enters into an agreement to license such Mark or Marks to Licensee on terms and conditions identical to those provided herein.

      8. If Licensor should determine that Licensee has caused a material breach of this Agreement, then Licensor shall so inform Licensee in writing, whereupon Licensee shall have

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thirty (30) days within which to cure said breach and deficiency. If Licensee does not cure said breach and deficiency within that time to the satisfaction of Licensor, its right to use the Marks shall forthwith terminate notwithstanding the term of this license.

      9. If Licensee files a petition in bankruptcy or is adjudicated a bankrupt, if a petition in bankruptcy is filed against Licensee and such petition is not stayed within sixty (60) days of filing, if it becomes insolvent or makes an assignment for the benefit of creditors or any arrangements pursuant to any bankruptcy law, if Licensee discontinues its business or a receiver is appointed for it or its business, the license granted hereunder shall terminate, and all use of the Marks shall cease.

      10. Unless earlier terminated pursuant to the preceding two sections, Licensee's license to use the Marks hereunder shall automatically terminate upon termination of the Management Agreement for any reason; provided, however, that in the event there is an Event of Default (as defined in the Indenture) and the Trustee for the Indenture initiates a foreclosure action against the Note Collateral (as defined in the Indenture), Licensee may continue to use the Marks, subject to the terms of this License, for a period of six months following any termination of the Management Agreement.

      11. Upon termination of Licensee's rights to use the Marks for any reason hereunder, Licensee shall immediately take reasonable steps to effect a change of its trade marks, service marks, trade names, company name and assumed names so as to remove any of the Marks or any confusingly similar mark or terms.

      12. Licensee may not assign, sublicense or otherwise transfer any of its rights under this Agreement to any third party without the prior written consent of Licensor, which consent may not be unreasonably withheld. Subject to the other terms herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Notwithstanding the foregoing, (i) Licensee may assign its interest herein to the Trustee, and (ii) any successor or assign of Licensor shall enter into a Consent to Assignment of License, substantially in the form of that Consent to Assignment of License entered into by Licensor for the benefit of Trustee.

      13. Every notice, demand, consent, approval or other document or instrument required or permitted to be served upon any of the parties hereto shall be in writing and shall be deemed to have been duly served on the day of mailing, and shall be sent by registered or certified United States Mail, postage prepaid, return receipt requested, addressed to the respective parties at the addresses stated below:

If to Licensor:   John M. Gallaway, President
                  or his designee
                  711 Washington Loop
                  Biloxi, MS 39530

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With copies thereof to the following:

            Allan B. Solomon, Esq.
            2200 Corporate Blvd. NW
            Suite 310
            Boca Raton, FL 33434

If to Licensee:   Isle of Capri Black Hawk L.L.C.
                  711 Washington Loop
                  Biloxi, MS 39530
                  Attention:  John M. Gallaway

With copies thereof to the following:

            H. Thomas Winn, President, or his designee,
            Nevada Gold and Casinos, Inc.
            3040 Post Oak Boulevard, Suite 675
            Houston, TX 77056

or to such other address as either Licensor or Licensee may have specified in a notice duly given as required herein to the other.

      14. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. If any of the terms and provisions hereof shall be held invalid or unenforceable for any reason, such validity or unenforceability shall in no event affect any of the other terms or provisions hereof, all such other terms and provisions to be held valid and enforceable to the fullest extent permitted by law.

      15. This Agreement sets forth the entire and only agreement or understanding between Licensee and Licensor relating to the subject matter hereof and supersedes and cancels all previous agreements, negotiations, commitments and representations in respect hereof among them. This Agreement may not be amended in any respect except by an instrument in writing signed by Licensee and Licensor.

      16. For the convenience of the parties hereto, this Agreement may be executed in several original counterparts, each of which shall be deemed an original for all purposes and all such counterparts shall constitute but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first above written.

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CASINO AMERICA, INC.,                     ISLE OF CAPRI BLACK HAWK L.L.C., a
A DELAWARE CORPORATION                    COLORADO LIMITED LIABILITY COMPANY

By:  ALLAN B. SOLOMON                     By:  Casino America of Colorado, Inc.,
Its: Executive Vice President                  Member

                                          By:    ALLAN B. SOLOMON
                                          Title: EXECUTIVE VICE PRESIDENT

                                          Blackhawk Gold, Ltd., Member


                                          By:   H. THOMAS WINN
                                          Title:      PRESIDENT

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                              CASINO AMERICA, INC.

                                   TRADEMARKS

 MARK                                   REGISTRATION NUMBER
------                                  -------------------
ISLE OF CAPRI                           1,789,909
ISLE OF CAPRI                           1,789,917
ISLE OF CAPRI                           1,921,161
WAVES OF FORTUNE                        1,985,794
ISLAND GOLD                             1,925,975
CALYPSO'S                               2,022,801
ISLE OF CAPRI (PARROT LOGO)             2,039,052
ISLE STYLE                              APPLICATION FOR TRADEMARK
                                        REGISTRATION PENDING
FARRADDAY'S                             APPLICATION FOR TRADEMARK
                                        REGISTRATION PENDING

                                   EXHIBIT A